UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 29, 2024

NYIAX, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41626	46-0547534
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Maiden Lane, 11th Floor

New York, NY 10005

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (917) 444-9259

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 8 – Other Events

Item 8.01. Other Events

Based on the NYIAX, Inc. (the “Company”) pro forma Capitalization table, NYIAX was not going to be in compliance with NASDAQ Rule 5505(b)(2) requiring a company applying to list its primary equity securities on the Nasdaq Capital Market to have stockholders’ equity of $4.0 million or more if it had at least $50 in market value of listed securities and at least $15 million in market value of the unrestricted publicly held shares as of March 1, 2024.

The intent of the disclosure under this Item 8.01 of this report is to provide information to NASDAQ Listing Qualifications and investors regarding the Company’s capitalization, including stockholders’ equity, as of September 30, 2023, on an actual basis, and as of September 30, 2023, on an as adjusted pro forma basis to give effect to additional deferred compensation forfeitures by certain present and/or former Company employees.

The following table sets forth the Company’s capitalization, including total stockholders’ equity, as of September 30, 2023, on an actual basis and on an adjusted pro forma basis to give effect to the additional proforma adjustment, below:

•	The Company’s Interim Chief Executive Officer at September 30, 2023 and an employee forfeited $82,891 deferred compensation, including applicable payroll taxes, owed and recorded as of September 30, 2023. The deferred compensation arose from a salary deferral program where the previous NYIAX interim CEO and the employee agreed to defer a portion of their contractual salary.

NYIAX, Inc.

Capitalization

Actual as of September 30, 2023

And As Adjusted Pro Forma as of September 30, 2023

	As of September 30, 2023
	Actual	As Adjusted(1)	As Adjusted (To Reflect Further Deferred Compensation Forfeitures)
	(in thousands, except share data)
Cash	168,786	8,096,786	8,096,786
Total current Assets	279,532	8,207,532	8,207,532

Current Liabilities	7,218,252	4,047,884	3,964,993
Total Liabilities	7,356,488	4,085,620	4,002,729
Stockholders’ equity:
Common stock, par value $0.0001 per share; 125,000,000 authorized shares, As of September 30, 2023, 15,561,499 shares issued, and 18,581,910 shares issued as adjusted	1,556	1,841	1,841
Preferred stock, par value $0.0001 per share; 10,000,000 authorized shares, 0 share issued and outstanding, actual; 10,000,000 authorized shares; 0 share issued and outstanding, as adjusted	0	0	0
Additional paid-in capital	57,907,311	68,374,157	68,374,157
Accumulated deficit	(60,678,092)	(59,946,355)	(59,863,464)
Total stockholders’ equity (deficit)	(2,769,225)	8,429,643	8,512,534	(2)
Common Shares Outstanding	15,561,499	18,743,530	18,743,530

(1) As reflected in the Company’s Registration Statement on Form S-1 filed with the Commission on February 2, 2024 and declared effective on February 12, 2024.

(2) If the underwriters of our initial public offering (the “Offering”) exercise their over-allotment option in full, total stockholders’ equity as of September 30, 2023, would be $9,675,184.

The as adjusted information above is illustrative only and our capitalization following the completion of the “Offering” is subject to adjustment based on the actual initial public offering price of our common stock and other terms of the Offering to be determined at pricing.

The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2024	NYIAX, Inc.

	By:	/s/ William Feldman.
		Name:	William Feldman
		Title:	Chief Financial Officer

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